UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2006

eCOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0843777
(State or other jurisdiction of incorporation or organization)	000-50887	(IRS Employer Identification No.)

2555 West 190th Street, Suite 106, Torrance, California 90504

(Address of principal executive offices)

(310) 225-4044

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

ITEM 5.01	Changes in Control of Registrant

ITEM 5.02	Departure of Directors or Principal Officers

On February 1, 2006, PFSweb, Inc. (“PFSweb”), Red Dog Acquisition Corp., a newly-formed wholly-owned subsidiary of PFSweb (“Merger Sub”), and eCOST.com, Inc. (“eCOST”) consummated the transactions contemplated by the Agreement and Plan of Merger dated as of November 29, 2005 (the “Merger Agreement”), pursuant to which, among other things, effective as of February 1, 2006, Merger Sub was merged (the “Merger”) with and into eCOST, with eCOST remaining as the surviving corporation and a wholly-owned subsidiary of PFSweb. As of February 1, 2006, each of the 18,858,132 issued and outstanding shares of common stock of eCOST have been converted into the right to receive one share of common stock of PFSweb. As the result of the Merger, the common stock of eCOST will no longer trade on the Nasdaq National Market.

The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by eCOST on November 30, 2005.

As of February 1, 2006, and in connection with the consummation of the Merger, each of the Directors of eCOST has resigned from such position.

On February 1, 2006, eCOST issued a press release announcing the closing of the Merger.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 1, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

eCOST.COM, INC.
Date: February 1, 2006

	By:	/s/ Adam W. Shaffer
Adam W. Shaffer Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 1, 2006.

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